As filed with the Securities and Exchange Commission on August 7, 1996.

                                                       Registration No. 33-

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549
                         ________________________

                                 FORM S-8

                          REGISTRATION STATEMENT

                                   under

                        THE SECURITIES ACT OF 1933
                         ________________________

                      FIRST NATIONAL BANKSHARES, INC.

          (Exact name of Registrant as specified in its charter)

                               Louisiana
                            (State or other
                    jurisdiction of incorporation)

                              72-0807084
                           (I.R.S. Employer
                        Identification Number)

                           600 East Main Street
                          Houma, Louisiana  70360
                     (Address, including zip code, of
                 Registrant's principal executive offices)
                        ___________________________

             First National Bank of Houma Salary Savings Plan

                              Jerome H. Mire
                   President and Chief Executive Officer
                      First National Bankshares, Inc.
                           600 East Main Street
                             Houma, Louisiana
                              (504) 868-1660

         (Name, Address, including zip code, and telephone number, including area code, of agent for service)

                                 Copy to:
                              Paul M. Haygood
      Correro Fishman Haygood Phelps Weiss Walmsley & Casteix, L.L.P.
                          201 St. Charles Avenue
                                47th Floor
                    New Orleans, Louisiana  70170-4700

                      CALCULATION OF REGISTRATION FEE


Title of Securities to be Registered             Amount of Registration Fee
Common Stock ($2.50 par value per share)                   $184.05
Participation interest in the Plan (3)                     $  0

Amount to be Registered (1)
35,000 shares

Proposed Maximum Offering Price Per Share (2)
$15.25

Proposed Maximum Aggregate Offering Price (2)
$533,750.00

(1) Pursuant to Rule 416, (a) this registration statement shall be deemed to cover additional securities resulting from a split of, or a stock dividend on, the registered securities and (b) the amount of undistributed securities covered by this registration statement shall be proportionately reduced if all securities of the same class as the registered securities are combined by a reverse stock split into a lesser amount of securities of the same class.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended (the"Act"), based on the average of the high and low price per share of the Common Stock on the American Stock Exchange on August 7, 1996.

(3) In addition, pursuant to Rule 416(c) under the Act, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                     PART II

            INFORMATION REQUIRED IN THE
              REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, which have been filed by First National Bankshares, Inc. (the "Company") with the Securities and Exchange
Commission (the "Commission"), are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the year ended December 31, 1995 filed pursuant to Section 13 of the Securities Exchange Act of 1934;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1996 filed pursuant to Section 13 of the Securities Exchange Act of 1934;

     (c) The description of the Company's Common Stock ($2.50 par value per share) set forth in Amendment No. 1 to the Company's Form S-14 Registration Statement (No. 002-76198) filed with the Commission on March 5, 1982.

     All reports filed by the Company or the Plan with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange
Act of 1934 subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall, except to the extent otherwise provided by Regulation S-K or any other rule promulgated by the Commission, be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 83 of the Louisiana Business Corporation Law provides in part that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including any action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or nonprofit corporation, partnership, joint venture, or other enterprise against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     The indemnification provisions of the Louisiana Business
Corporation Law are not exclusive; however, no corporation may indemnify any person for willful or intentional misconduct. A corporation has the power to obtain and maintain insurance, or to create a form of self-insurance on behalf of any person who is or was acting for the corporation, regardless of whether the corporation has the legal authority to indemnify the insured person against such liability.

     Article VIII of the Company's Articles of Incorporation provides for mandatory indemnification for directors and officers or former directors and officers of the Company except as prohibited by law.

     The Company maintains an insurance policy covering the liability of its directors and officers for actions taken in their official capacity.

Item 7.  Exemption From Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

                                         Incorp. by
                                           Ref. to                      Exh.
                                           Reg. or   Form of  Date of   No. in
              Description                  File No.  Report   Report    Report

(4)  Instruments defining the rights of
     security holders

     (a)(1)    Articles of Incorporation    2-76198   10-K    12/31/82    3.3

     (a)(2)    Amendment to Articles dated
               December 11, 1981

     (a)(3)    Amendment to the Articles
               dated April 16, 1984

     (a)(4)    Amendment to the Articles
               dated July 6, 1989

     (a)(5)    Amendment to the Articles
               dated April 5, 1995

     (b)  Bylaws                            2-76198   10-K    12/31/82    3.3

(5)  Opinion of Correro Fishman Haygood
                Phelps Weiss Walmsley &
                Casteix, L.L.P.

(23.1)    Consent of Deloitte & Touche LLP

(24) Powers of Attorney of directors of the Company contained on page S-1 of the registration statement

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by Section
     10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, which are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceedings) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houma, State of Louisiana, on July 25, 1996.

                         FIRST NATIONAL BANKSHARES, INC.

                         By:  Jerome H. Mire
                              President, Chief Executive Officer and Director


                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jerome H. Mire his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                        Title                    Date

Kamal Abdelnour                 Director              July 25, 1996

James J. Buquet, Jr.      Chairman of the Board and   July 25, 1996
                          Director

Hilton J. Michel, Jr.           Director              July 25, 1996

Calvin J. Ortego                Director              July 25, 1996

Russell J. Blanchard      Principal Financial and     July 25, 1996
                             Accounting Officer

Jerome H. Mire           President, Chief Executive   July 25, 1996
                            Officer and Director

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the First National Bank of Houma Retirement and Employee Benefits Committee has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houma, State of Louisiana, on July 25 , 1996.

                         FIRST NATIONAL BANK OF HOUMA
                         SALARY SAVINGS PLAN

                         Name:   Melvin R. Camp, Jr.
                         Title:  Senior Vice President & Trust Officer

                            EXHIBIT 5

          Pursuant to Item 8(a) and (b), an opinion of counsel is omitted
(a) because no original issuance securities are being registered and
(b) because the Registrant has submitted the Plan and all amendments thereto to the Internal Revenue Service ("IRS") in a timely matter and has made all changes required by the IRS in order to qualify the Plan, and the Registrant undertakes to submit to the IRS any further amendments to the Plan in a timely manner and to make all changes required by the IRS in order to qualify the Plan.

                          EXHIBIT 23.1

            CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of First National Bankshares, Inc. on Form S-8 of our report dated
February 3, 1996 appearing in the Annual Report on Form 10-K of First National Bankshares, Inc. for the year ended December 31, 1995.


DELOITTE & TOUCHE LLP
New Orleans, Louisiana
August 7, 1996

              UNANIMOUS WRITTEN CONSENT OF DIRECTORS

          The undersigned, being all the directors of First National Bankshares, Inc., consent to the adoption of the following:

          1.   We consent to the adoption of the following resolutions:

               RESOLVED, that any and all acts, proceedings and things done or taken by the officers, employees, agents and representatives of this Company in connection with (a) the registration under the Securities Act of 1933, as amended, of 35,000 shares of this Company's Common Stock ($2.50 Par Value) (the "Common
          Stock"), and (b) the qualification of said shares for sale under the laws of certain jurisdictions, be, and the same hereby are, in all respects approved, adopted, ratified and confirmed; and

               FURTHER RESOLVED, that Jerome H. Mire be, and he hereby is, authorized to sign on behalf of the officers of this Company, any amendments to the Form S-8 Registration Statement being filed with the Securities and Exchange Commission with respect to said 35,000 shares of Common Stock, said Jerome H.
          Mire to act pursuant to a power of attorney granted to said person by such officers.

          2. We consent to the execution of this Unanimous Written Consent of Directors in multiple counterparts and all of which, when taken together, shall constitute one and the same document.

          IN WITNESS WHEREOF, we have executed this consent as of the 25th day of July, 1996.

                              Kamal Abdelnour

                              James J. Buquet, Jr.

                              Hilton J. Michel, Jr.

                              Calvin J. Ortego

                              Jerome H. Mire